Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made as of May 29, 2015 (the “Effective Date”), by and between Soleil Capital L.P., a Delaware limited partnership, ("Soleil LP" and or the "Company") Soleil Capital Management LLC, a Delaware limited liability company, the general partner of Soleil LP ("Soleil Management"), with its principal offices at -------------------, California ------- (the “Company”), and Kevin Frija, a natural person and or assigns (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser hereby agree as follows:

SECTION 1.

1.1 Appointment as Manager. At the First Closing, Kevin Frija shall be appointed as a manger of Soleil Management and Jon Pan shall resign. The sole managers of Soleil Management shall be Greg Pan and Kevin Frija. Moreover, Greg Pan shall resign as chairman of the board of the Company and Soleil Management and Kevin Frija shall assume said position(s).

1.2 Appointment as CEO. At the First Closing, Jon Pan shall resign as chief executive officer of the Company and Soleil Management and Kevin Frija shall be appointed Chief Executive Officer of the Company and Soleil Management.

SECTION 2. Sale of Shares

2.1 Sale of Shares in Tranches. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser may shall purchase from the Company up to a total of 50,000,000 shares (the “Shares”) of the Company’s common units representing limited partnership interests in the Company, (the “Common Units”) in _____ (__) separate tranches (each, a “Tranche”), each for the number of Shares (the “Tranche Shares”) and at the per share purchase price (the “Tranche Purchase Price”) set forth on Schedule A attached hereto (the “Tranche Schedule”).

2.2 Company’s Sale of Tranche Shares. The Company shall sell the Tranche Shares of the First Tranche (as defined in the Tranche Schedule) to the Purchaser within five (5) days of the date of this Agreement (the "First Closing") Thereafter, the Company shall sell the Tranche Shares of any of the other Tranches, or the Tranche Shares of any two or more of the other Tranches, to the Purchaser at any time prior to but no later than the dates as set forth in Schedule A, unless as otherwise agreed by the parties hereto.

SECTION 3. Closing of the Purchase of the Shares.

3.1 Date, Time and Place of Closings. Subject to the satisfaction or waiver of the conditions precedent set forth in Sections 3.2 and 3.3, the closing of the sale and purchase of the Tranche Shares of the First Tranche shall occur within five (5) days of the date of this

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(the “Closing” or the “Closing Date”). Thereafter, and subject to the satisfaction or waiver of the conditions precedent set forth in Sections 3.2 and 3.3, the Closing of the sale and purchase of any Tranche Shares subject to any of the other Tranches shall occur at 10:00 a.m. on the date specified in Exhibit A unless the Company and the Purchaser mutually agree upon a different time or date with respect to such Closing. Unless otherwise agreed by the Company and the Purchaser, each Closing shall occur at ______________________.

3.2 Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase Tranche Shares at each Closing shall be subject to the satisfaction of the following conditions, or the waiver of such conditions by the Purchaser, at or prior to the applicable Closing Date:

(a) the representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct with the same force and effect as though expressly made on and as of such Closing Date, except for representations or warranties expressly stated to be made as of a particular date, which representations and warranties shall be true and correct as of such date;

(b)the Company shall have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

(c) the Company shall have delivered to the Purchaser (i) a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated as of such Closing Date, to the effect that the conditions in clauses (a), (b), (f), (h) and (i) have been satisfied, (ii) a certified copy of the resolutions of the Company’s Board of Directors (the “Board”) authorizing the execution and performance of this Agreement, (iii) a certified copy of the Company’s operating agreement, (iv) a certified copy of the Company’s certificate of formation.

(d) the Company, hereby warrants and represents to the Purchaser that:

(i) the Company and each of the Subsidiaries (as defined below) are duly incorporated, validly existing and in good standing;

(ii) the Company and each of the Subsidiaries are qualified to do business in each jurisdiction in which such qualification is necessary;

(iii) the Company and each of the Subsidiaries has all requisite corporate power and authority to own or lease its assets and other properties and to conduct its business as is currently conducted;

(iv) the Company has all requisite corporate power and authority to execute and deliver the Agreement, to sell and issue the applicable Tranche Shares and to otherwise carry out and perform its obligations under the Agreement;

(iv) the Agreement has been duly and validly authorized, executed and delivered by the Company and that the Agreement constitutes a valid and binding

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of the Company, enforceable against the Company in accordance with its terms;

(v) the offer and sale of the applicable Tranche Shares is in compliance with the Securities Act and all rules and regulations promulgated thereunder and all state securities laws, regulations and requirements;

(vi) all corporate actions necessary on the part of the Company and its directors and unitholders for the execution and delivery of the Agreement and the performance of the Company’s obligations thereunder and the sale and issuance of the applicable Tranche Shares has been taken;

(vii) the applicable Tranche Shares, when issued and paid for as provided in the Agreement, will be validly issued, fully paid and nonassessable;

(viii) the Company is not in violation of any term of its certificate of formation, or its operating agreement;

(ix) the execution, delivery and performance of the Agreement and the sale and issuance of the applicable Tranche Shares will not result in any violation of the operating agreement of the Company, the provision of any judgment, writ, decree or order applicable to, or binding upon, the Company or any of the Subsidiaries or any existing contract;

(x) to the best of counsel’s knowledge, there are no actions, proceedings or investigations pending or threatened against the Company or any of the Subsidiaries before any court or governmental authority that questions the validity of the Agreement or that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect (as defined below) on the Company or any Subsidiary;

(xi) except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the applicable Tranche Shares, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required for the execution and delivery of the Agreement and the sale and issuance of such Tranche Shares; and

(f) between the Effective Date and the applicable Closing Date, there shall not have occurred any material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities (a “Material Adverse Effect”) on the Company or any Subsidiary;

3.3 Conditions to the Obligations of the Company. The obligation of the Company to sell Tranche Shares at each Closing shall be subject to the satisfaction of the following conditions, or the waiver of such conditions by the Company, at or prior to the applicable Closing Date:

(a) the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct with the same force and effect as though expressly

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made on and as of such Closing Date, except for representations or warranties made as of a particular date which representations and warranties shall be true and correct as of such date;

(b) the Purchaser shall have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

(c) the Purchaser shall have delivered to the Company a certificate executed by a duly authorized officer of the Purchaser, dated as of such Closing Date, to the effect that the conditions in clauses (a) and (b) have been satisfied.

3.4 Deliverables

(a)	At each Closing:

(i) each of the Company and the Purchaser shall deliver to the other, as applicable, any documents required to be delivered by Sections 3.2 or 3.3 which have not been delivered prior to such Closing;

(ii) the Purchaser shall deliver to the Company an acknowledgment of the applicable Tranche Purchase Price and, in such acknowledgment, state the date, not to exceed five (5) Business Days following such Closing, on or prior to which the Tranche Purchase Price will be delivered by the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company at or prior to such Closing; and

(iii) the Company shall deliver to the Purchaser a certificate representing the Tranche Shares being purchased by the Purchaser or shall cause the Tranche Shares being purchased to be electronically transferred to the Purchaser.

(b) The payment of the Tranche Purchase Price pursuant to subsection (a) above shall be deemed to have been delivered at the Closing for the purposes hereof.

(c) If a Closing does not occur on a proposed Tranche Closing Date because the conditions specified in Section 3.3 to be fulfilled by the Purchaser were not satisfied at the time of the applicable proposed Tranche Closing Date, the Closing Date shall be delayed until the conditions are fulfilled to the satisfaction of the Purchaser. Subsequent Tranche Closing Date(s) shall be unaffected.

SECTION 4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, except as set forth on the Schedule of Exceptions attached hereto as Exhibit A (the “Schedule of Exceptions”), as follows:

4.1 Organization and Qualification. The Company is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of its formation and the Company is qualified to do business in each jurisdiction in which qualification is required, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect on the Company.

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4.2 Subsidiaries. As of the date hereof, the Company has no subsidiaries.

4.3 Outstanding Common Units.

(a) Company. The Company has ___________ shares issued and outstanding as of the date of this Agreement. All shares have been duly authorized, have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances. There are no authorized or outstanding class or series of membership interests, options, warrants, preemptive rights, rights of first refusal or other rights to purchase any interests in the Company or any equity or debt securities convertible into or exchangeable or exercisable for limited partnership interests of the Company (collectively, “Share Equivalents”).

(b) Soleil Management. Soleil Management has no membership interests issued and outstanding

4.4 Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No further approval or authority of the unitholders or the Board will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein

4.5 Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to carry on its business as presently conducted and enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties. No consent, approval, authorization or other order of or registration, qualification, designation, declaration or filing with any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Assuming the valid execution hereof by the Purchaser, this Agreement will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is

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in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

4.6 No Actions. There is no legal or governmental action, suit, arbitration, investigation or proceeding (each, an “Action”) pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is or may be a party (a) which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions or (b) which is reasonably likely to have a Material Adverse Effect on the Company. The Company is not subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action by the Company is currently pending, nor does the Company intend to initiate any Action, that is reasonably likely to have a Material Adverse Effect on the Company.

4.7 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.8 Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

4.9 Books and Records. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company to the extent required by generally accepted accounting principles. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10 SEC Documents.

(a) Reports. The Company is not a party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit with the Commission that was not so filed.

(b) Financial Statements.

4.11 Absence of Certain Changes. Since April 10, 2015, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

(a) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any membership interests or any repurchase,

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or other acquisition by the Company of any outstanding common units of the Company;

(b) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expect to result, in a Material Adverse Effect on the Company or any Subsidiary;

(c) any waiver by the Company of a valuable right or of a material debt owed to it, except for such waivers that have not resulted, and are not expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company;

(d) any material change or amendment to, or any waiver of any material rights under a material contract or other arrangement, including, without limitation, any supply or service contract, or the termination of any such contract or arrangement, to which the Company’s assets or properties is bound or subject, except for changes, amendments or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company;

(e) any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP; or

(f) any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company.

4.12 Intellectual Property.

(a) Ownership or Right to Use. The Company has sole title to and owns, or is licensed or otherwise possesses legally enforceable right to use, all patents or patent applications, software, know-how, registered or unregistered trademarks and service marks and any applications therefor, registered or unregistered copyrights, trade names, and any applications therefor, trade secrets or other confidential or proprietary information (the “Intellectual Property”) necessary to enable the Company to carry on its business as currently conducted, except where any deficiency, or group of deficiencies, therein would not have a Material Adverse Effect on the Company.

(b) Licenses; Other Agreements. The Company is not subject to any exclusive license (whether such exclusivity is temporary or permanent) to any material portion of the Intellectual Property of the Company or any Subsidiary. There are not outstanding any licenses or agreements of any kind relating to the Intellectual Property of the Company, obligating it to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property, except as it may be so obligated in the ordinary course of its business, as disclosed in the SEC Documents or where the aggregate amount of such payments could not reasonably be expected to be material.

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(c) No Infringement. The Company has not violated or infringed, nor is currently violating or infringing, nor has the Company received any communication alleging that it has violated or infringed, any Intellectual Property of any other individual or entity, to the extent that any such violation or infringement, either individually or together with all other such violations and infringements, would have a Material Adverse Effect on the Company.

4.13 Tax Matters. The Company has filed all material tax returns required to be filed, which returns are true, complete and correct in all material respects, the Company is not in default in the payment of such taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest that were payable pursuant to such returns or any assessments with respect thereto.

4.14 Full Disclosure. The information contained in this Agreement, the Schedule of Exceptions and the SEC Documents with respect to the business, operations, assets, results of operations and financial condition of the Company and the transactions contemplated by this Agreement are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.15 Sole Representations and Warranties. Except for the representations and warranties contained in this Section 4, the Company makes no representation or warranty to the Purchaser, express or implied, in connection with the transactions contemplated by this Agreement.

SECTION 5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to the Company as follows:

5.1 Organization and Qualification. The Purchaser is a natural person.

5.2 Nature of Purchaser. The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company. The Purchaser is able to bear the economic risk of loss of the Purchaser’s entire investment in the Shares.

5.3 Review of Information. The Purchaser has received and reviewed, and has been given the opportunity to ask questions of the Company with respect to the Existing SEC Documents.

5.4 Acknowledgement of Risks. The Purchaser hereby acknowledges that its investment in the Shares is subject to certain risks and uncertainties, including those risks and uncertainties set forth under “Risk Factors” in the Company’s Form 10-K and Form 10-Q for the three (3) months ended October 31, 2013.

5.5 Sole Representations and Warranties. Except for the representations and warranties contained in this Section 5, the Purchaser makes no representation or warranty to the Company, express or implied, in connection with the transactions contemplated by this Agreement.

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5.6. Accredited Investor. Purchaser is an Accredited Investor as defined in Regulation D of the Securities Act of 1933.

5.7 Purchase for Investment. Purchaser is purchasing the Shares as an investment and not with a view to distribute the Shares.

SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. No representation or warranty made by a party shall be limited or modified by knowledge (actual, constructive or imputed) of the other party as a result of its due diligence investigation or otherwise. A party may not invoke the other party’s knowledge (actual, constructive or imputed) of facts which might make a representation untrue, inaccurate, incomplete or misleading as a defense to a claim for breach or failure of a condition.

SECTION 7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so received and shall be delivered as addressed as follows:

(a) if to the Company, to:

Soleil Capital L.P.

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to Purchaser, to:

Kevin Frija

or to such other person at such other place as the Purchaser shall designate to the Company in writing.

SECTION 8. No Recourse. The obligations of the Purchaser under this Agreement are solely the purchase of Shares here under. This section shall not be construed as to limit the Company's ability, in any way to pursue its legal rights to enforce this agreement with regard to Shares that have been tendered to Purchaser for which payment has not been made and collected.

SECTION 9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

SECTION 10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

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SECTION 11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflicts of law principles and the federal law of the United States of America.

SECTION 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

SECTION 14. Termination by Purchaser

14.1 The Purchaser may terminate its obligations under Section 2 of this Agreement by oral or written notice to the Company following the occurrence of one or more of the following:

(a) the Company shall default in any material respect in the performance of any covenant or agreement under this Agreement, which default shall continue for more than three business days following written notice thereof from the Purchaser;

(b) the representations and warranties of the Company set forth in Section 3 of this Agreement shall not be true and correct in all material respects as of the date of this Agreement, and on each day thereafter (as if each such date was a Tranche Closing Date), except for the representations and warranties made as of a particular date which representations and warranties need be true and correct only as of such date;

(c) the Company shall merge or consolidate with any Person, shall effect any reorganization, or shall sell or substantially all of its assets, or shall enter into any agreement contemplating the same;

(d) the Closing of the purchase and sale of the Tranche Shares shall not have been completed by December 30, 2016;

14.2 The termination by the Purchaser of its obligations under Section 2 of this Agreement shall not terminate any liability for any breach or default by any party in any representation, warranty, covenant or agreement occurring prior to the date of such termination. In addition, such termination shall not terminate any of the obligations or agreements of either party under Sections 7.1 and 7.3 of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

SOLEIL CAPITAL L.P.

May 29th, 2015

By: /s/ Guocheng "Greg" Pan

Name: Guocheng "Greg" Pan PHd

Title: Manager of Soleil Capital Management LLC, it's General Partner

PURCHASER:

KEVIN FRIJA

By: /s/ Kevin Frija

Name: Kevin Frija

A natural person

- -

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SCHEDULE A

TRANCHE SCHEDULE

Tranche

Number of Tranche Shares to be Purchased Purchaser

Purchase

Price

First Tranche May 29th 2015

10,000,000 shares

$100,000.00 ($0.01 per share)

Second Tranche July 5 2015

5,000,000

$50,000.00 ($0.01 per share)

Third Tranche Sept 5 2015

5,000,000

$50,000.00 ($0.01 per share)

Fourth Tranche Nov 5 2015

5,000,000

$50,000.00 ($0.01 per share)

Fifth Tranche January 5th 2016

5,000,000

$50,000.00 ($0.01 per share)

Sixth Tranche March 5 2016

5,000,000

$50,000.00 ($0.01 per share)

Seventh Tranche May 5th 2016

5,000,000

$50,000.00 ($0.01 per share)

Eighth Tranche July 5th 2016

5,000,000

$50,000.00 ($0.01 per share)

Ninth Tranche Sept 5th 2016

5,000,000

$50,000.00 ($0.01 per share)

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